EXHIBIT 16
                      LETTER FROM STEFANOU & COMPANY, LPP


                             STEFANOU & COMPANY, LLP
                                McLean, Virginia


                                                       April 30, 2002


Securities and Exchange Commission
Washington, DC 20549

Re: Wireless Synergies, Inc.
File No. 000-32229

Dear Sir or Madam:

      We have read Item 4 of the Form 8-K of Wireless Synergies, Inc. dated April 22, 2002 and agree with the statements relating only to Stefanou & Company, LLP contained therein.


                                                /s/ STEFANOU & COMPANY, LLP
                                                --------------------------------
                                                    STEFANOU & COMPANY, LLP